FOR IMMEDIATE RELEASE	CONTACT:
March 31, 2011	Thomas Plotts, CFO (212) 716-1977 x 222

ATRINSIC REPORTS OPERATING RESULTS FOR THE FULL YEAR AND FOURTH QUARTER 2010

New York (March 31,  2011) - Atrinsic, Inc., (NASDAQ: ATRN), a marketer of direct-to-consumer subscription products, built around the Kazaa brand and an Internet search marketing agency, Atrinsic Interactive, announced full year and fourth quarter 2010 results today.

Results of Operations

Revenues for the fourth quarter of 2010 were $7.8 million compared with $13.7 million for the fourth quarter of 2009, a decrease of 43%. Subscription revenue decreased by $3.4 million, or 47%, to $3.8 million for the fourth quarter 2010, compared to $7.2 million for the fourth quarter 2009. The decrease in Subscription revenue was due to a lower number of subscribers in the fourth quarter, compared to the year-ago period.  Transactional revenue decreased by $2.5 million, or 38%, to $4.0 million for the fourth quarter 2010, compared to $6.5 million for the fourth quarter 2009. The decrease in Transactional revenue was attributable to a lower number of agency accounts in the fourth quarter, compared to the year ago period, and also reflects the restructuring of our transactional services, which involved the elimination of unprofitable or marginally profitable lead generation and marketing programs during much of 2010.

Operating expenses for the fourth quarter of 2010 were $18.8 million, compared with $32.8 million for the fourth quarter of 2009, a decrease of $14.0 million.  Excluding the effect of a $4.9 million intangible impairment charge in 2010, and a $17.3 million goodwill and intangible impairment charge in 2009, operating expenses for the fourth quarter of 2010 were $13.9 million compared with operating expenses of $15.5 million in the fourth quarter of 2009, a decrease of $1.6 million. The decrease is primarily attributable to a 39% decrease in third party media expense, correlated to decreased revenues, and a 63% reduction in general, administrative and other operating expense, compared to the year ago period.  These reductions in operating expense were offset by an 207% increase in product and distribution expense, primarily due to our Kazaa digital music business and royalties paid to rights’ holders’ for content accessed by our subscribers.

Adjusted EBITDA for the fourth quarter of 2010 was a loss of ($5.2) million compared with a loss of ($1.5) million for the fourth quarter of 2009, an increase in Adjusted EBITDA loss of $3.7 million, which is due to the decline in total revenue, partially offset by decreases in operating expenses.  Adjusted EBITDA is a non-GAAP measure – see Supplemental Disclosure regarding Non-GAAP Measures below.

Net loss for the fourth quarter of 2010 was ($8.2) million (($1.33) loss per basic and diluted share) compared with net loss of ($23.9) million for the fourth quarter of 2009 (($4.60) loss per basic and diluted share). Excluding the effect of the intangible impairment in 2010 and goodwill and intangible impairment in 2009, net loss for the fourth quarter 2010 was ($3.3) million (($0.54) per basic and diluted share), compared to a net loss of ($6.6) million (($1.23) per basic and diluted share) for the fourth quarter 2009.

For the fiscal years ended December 31, 2010 and 2009, revenues were $40.0 million and $69.1 million, a decrease of $29.1 million. Net loss and loss per share for the years ending December 31, 2010 and 2009 were ($19.7) million and ($3.62) loss per share and ($29.5) million and ($5.71) loss per share, respectively.  Excluding the effect of the intangible impairment in 2010 and goodwill and intangible impairment in 2009, net loss was ($14.8) million and ($12.2) million for the years ended December 31, 2010 and 2009.

Liquidity and Financing

As of December 31, 2010, the Company had $6.3 million of cash and cash equivalents and $2.1 million of working capital.  In order to fund operations, we need to raise additional capital.  We are currently working with an independent financial advisory firm to assist us in structuring a financing and to engage an investment bank to raise debt or equity capital to fund our immediate cash needs and to finance our longer term growth to further develop the Kazaa business and grow our subscriber base.  If we are unable to complete a suitable financing, we will need to significantly curtail our operations.

As a result of our current and expected operating results and cash flows, our financial statements to be filed with our annual report on Form 10-K will include disclosures regarding our ability to continue as a going concern, and the report of our independent registered public accountant, KPMG LLP, will include an explanatory paragraph related to our ability to continue as a going concern.

Subscription Services and Kazaa

Our subscription service is focused on digital music in the rapidly growing mobile space, and our lead offering, the Kazaa digital music service, is a relevant and recognizable brand in the space.  Our core strategic focus for Kazaa and our direct-to-consumer subscription business is to build and sustain a large and profitable subscriber base and a growing and engaged audience and to deliver entertainment content to our customers anywhere, anytime and on any device, in a manner our customers choose.  We ended the fourth quarter of 2010 with approximately 205,000 total subscribers across all of our consumer subscription services.  We had approximately 77,000 Kazaa subscribers at the end of the fourth quarter 2010, representing approximately 13,000 Kazaa net subscriber additions (“net adds”) in the fourth quarter 2010.  Relative to the approximately 80,000 Kazaa subscribers we had at the end of 2009, for all of 2010, we experienced a net decrease of 3,000 Kazaa subscribers (new subscriber additions, net of attrition).

Atrinsic Interactive

Atrinsic Interactive, our affiliate network and search marketing agency, is a top ten search agency according to Advertising Age (2010) and a top-tier affiliate network.  Our core strategic focus for Atrinsic Interactive is to build a leading independent search marketing agency and a top-five affiliate network.  In the first half of 2010, we began a program to eliminate unprofitable or marginally profitable lead generation activities and marketing programs from our product offerings.  As of year-end, we have fully implemented this program and do not expect these transactional revenue declines to persist on a year-over-year basis.  Developed during much of 2010, we also upgraded our affiliate platform, the Atrinsic Affiliate Network – creating a marketplace for advertisers and publishers to partner and generate transactions.  The platform provides critical integration features for mobile and social marketing, as well as tracking, reporting and fraud protection services to increase ROI and protect an advertiser’s brand.

2010 Notable Activities

Kazaa Acquisition Agreement – On October 13, 2010, we entered into amendments to our existing Marketing Services Agreement and Master Services Agreement with Brilliant Digital, the owner of Kazaa (“Kazaa Amendments”), and entered into an agreement with Brilliant Digital to acquire all of the assets of Brilliant Digital that relate to its Kazaa subscription based music service business in accordance with the terms of an asset purchase agreement entered into between the parties.  As consideration for entering into the Kazaa Amendments, we issued 1,040,358 restricted shares of our common stock to Brilliant Digital.  The purchase price for the acquired assets includes the issuance by us of an additional 1,781,416 restricted  shares of our common stock at the closing of the transactions contemplated by the asset purchase agreement as well as the assumption of certain liabilities related to the Kazaa business. The closing of the transactions contemplated by the asset purchase agreement will occur when all of the assets associated with the Kazaa business, including the Kazaa trademark and associated intellectual property, as well as Brilliant Digital’s content management, delivery and customer service platforms, and licenses with third parties, have been transferred to us. The closing of the transactions contemplated by the asset purchase agreement is subject to approval by our stockholders and the stockholders of Brilliant Digital, receipt of all necessary third party consents as well as other customary closing conditions. Although we expect to be able to close the transaction by the end of the second quarter, there can be no assurance that we will be able to successfully consummate the transaction.

Kazaa Development - During the course of 2010 and fourth quarter of 2010, we implemented significant improvements into Kazaa.com and the Kazaa digital music service.  The enhancements and improvements are continuing during 2011.   The enhancements include improvements in access, delivery, merchandizing and organization of music within the service to improve the customer experience. Kazaa.com is now optimized for users to stream music via mobile browsers on many mobile devices, including most currently marketed smart phones, tablets and pads – without the need to download or install an application.  During 2011, we expect to launch a number of mobile applications so that subscribers can access Kazaa and stream and download music on mobile devices like Android and iPhone.

Restructuring – In connection with our announcement to purchase the assets of the Kazaa digital music service, beginning November, 2010, we also undertook a restructuring of our existing operations to rapidly reduce certain expenditures.  The restructuring involves the consolidation of all of our activities in New York and includes the closure of our Canadian technology facility and the retrenchment of approximately 40 employees in the U.S. and in Canada.  In addition to the restructuring of our Canadian operations, which is substantially complete, we intend to transition the Kazaa functions and activities that are currently being carried out by personnel and contractors of Brilliant Digital, including development, backend and marketing operations, to the U.S. from Sydney, Australia.  We expect to complete this migration upon the anticipated closing of the purchase of Kazaa.

Reverse Split – On December 2, 2010, in order to meet the $1.00 minimum bid price continued listing standard on the NASDAQ Global Market, we effected a 1-for-4 reverse stock split of our common stock, after approval by our stockholders.  Subsequent to the reverse split, we regained listing compliance on the Nasdaq Global Market.

12b-25 Filing

Our annual report on Form 10-K could not be filed within the prescribed time period because we are in the process of completing our Form 10-K.  We will be submitting a Notification of Late Filing on Form 12b-25, in order to satisfy our reporting obligations, and we expect to file our annual report on Form 10-K once it is finalized, and in any event within the additional 15 calendar days permitted by the Form 12b-25.

Earnings Call

We will host a fourth quarter and full year 2010 earnings call on Thursday, April 7, 2011, at 11:00 a.m. Eastern time.  This will also be webcast over the Internet.  Participants will include Raymond Musci, our Executive Vice President and Thomas Plotts, our Chief Financial Officer.  A brief question and answer session will follow the presentation.
Atrinsic, Inc.   2010 Fiscal-Year-End Financial Results Conference Call

Thursday, April 7, 2011 at 11 a.m. EDT
Call in number:  877-941-2928

A simultaneous webcast will also be available via

http://event.on24.com/r.htm?e=302892&s=1&k=C769218037D7D8640838F4DB45EAF204

In addition, a replay of the conference call will be archived and available until May 7, 2011 at the following number: 303-590-3030, access code: 4430986.

In connection with the acquisition by Atrinsic of the Kazaa music subscription assets from Brilliant Digital, the Company plans to file with the SEC a Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934. The Proxy Statement will be mailed to stockholders of Atrinsic. Investors and security holders are urged to read the proxy statement and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about the transaction.  Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov/. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Thomas Plotts, Chief Financial Officer, Atrinsic, Inc. at 212-716-1977 ext. 222.

All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

About Atrinsic and Kazaa

Our business is focused on two key areas: (1) direct-to consumer subscriptions, built around the Kazaa brand, and (2) Search and affiliate marketing, built around the Atrinsic Interactive brand.

Built around a recurring-revenue business model, our subscription service is focused on digital music in the rapidly growing mobile space, and our lead offering, the Kazaa digital music service, is a relevant and recognizable brand in such a space.  Our core strategic focus for Kazaa and our direct-to-consumer subscription business is to build and sustain a large and profitable subscriber base and a growing and engaged audience and to deliver entertainment content to our customers anywhere, anytime and on any device, in a manner our customers choose.

Atrinsic Interactive, our affiliate network and search marketing agency, is a top ten search agency according to Advertising Age (2010) and a top-tier affiliate network.  We offer advertisers an integrated service offering across paid search, or search engine marketing, search engine optimization, display advertising, affiliate marketing, as well as offering business intelligence and brand protection services to our clients.  Our core strategic focus for Atrinsic Interactive is to build a leading independent search marketing agency and a top-five affiliate network.

Kazaa is a subscription-based digital music service that gives users unlimited access to millions of CD-quality tracks. For a monthly fee users can stream or download unlimited music files and play those files on up to five devices and download unlimited ringtones to a mobile phone. Unlike other music services that charge you every time a song is downloaded, Kazaa allows users to listen to and explore as much music as they want for one monthly fee, without having to pay for every track or album. Consumers are billed for this service on a monthly recurring basis through a credit card, landline, or mobile device. Royalties are paid to the rights’ holders’ for licenses to the music utilized by this digital service.  Atrinsic and Brilliant Digital, Inc. jointly offer the Kazaa digital music service pursuant to a Marketing Services Agreement and a Master Services Agreement between the two companies.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s discussion relating to management’s current strategic priorities. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support growth, and other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.  All information in this release is as of the date of this release. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three month periods ending on December  31, 2010 and 2009, respectively. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: Equity in loss of investee, noncontrolling interest, income taxes, other expense (income), interest expense, interest and dividend income, net, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of ASC 718 (formerly FAS No.123R) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider what information is excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Income (Loss)
To EBITDA and Adjusted EBITDA
(Dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Net loss attributable to Atrinsic	$(8,164)	$(23,948)	$(19,727)	$(29,470)

Reconciliation Items:
Income taxes	(1,275)	4,976	(1,067)	640
Interest (income) expense and dividends, net	(2)	(5)	(10)	(72)
Depreciation and amortization	671	587	1,644	3,698

EBITDA	$(8,770)	$(18,390)	$(19,160)	(25,204)

Non-cash equity based compensation	254	(223)	1,113	857
Goodwill and Intangibles Impairment	4,850	17,289	4,850	17,289
Equity in income of Investee	109	(173)	183	(59)
Other (income) expense	(1,603)	(10)	(1,690)	(5)
Net loss (income) attributable to noncontrolling interest	-	-	-	28

Adjusted EBITDA	$(5,160)	$(1,507)	$(14,704)	$(7,094)

Diluted Adjusted EBITDA
per Common Share (1)	$(0.84)	$(0.28)	$(2.70)	$(1.37)

(1) All outstanding share and per share amounts have been retroactively restated to reflect the December 2010 1-for-4 reverse stock split

ATRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31,
(Dollars in thousands)

	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$6,319	$16,913
Accounts receivable, net of allowance for doubtful accounts of $1,168 and $4,295	4,994	7,985
Income tax receivable	437	4,373
Prepaid expenses and other current assets	565	2,643

Total Currents Assets	12,315	31,914

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,813 and $1,078	2,692	3,553
INTANGIBLE ASSETS, net of accumulated amortization of $3,813 and $8,605	3,083	7,253
DEFERRED TAX ASSET	276	-
INVESTMENTS, ADVANCES AND OTHER ASSETS	976	1,878

TOTAL ASSETS	$19,342	$44,598
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$4,470	$6,257
Accrued expenses	5,172	9,584
Deferred tax liability	347	-
Deferred revenues and other current liabilities	274	725

Total Current Liabilities	10,263	16,566

DEFERRED TAX LIABILITY, NET	-	1,697
OTHER LONG TERM LIABILITIES	907	988

TOTAL LIABILITIES	$11,170	$19,251

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 6,964,125 and 5,895,895 shares issued at 2010 and 2009, respectively; and, 6,282,616 and 5,210,566 shares outstanding at 2010 and 2009, respectively.	$70	$59
Additional paid-in capital	181,087	178,619
Accumulated other comprehensive loss	42	(20)
Common stock, held in treasury, at cost, 681,509 and 685,330 shares at 2010 and 2009, respectively.	(4,981)	(4,992)
Accumulated deficit	(168,046)	(148,319)

TOTAL EQUITY	8,172	25,347

TOTAL LIABILITIES AND EQUITY	$19,342	$44,598

All outstanding share and per share amounts have been retroactively restated to reflect the December 2010 1-for-4 reverse stock split

ATRINSIC, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	Unaudited	Unaudited

Subscription	$3,787	$7,155	$19,021	$22,254
Transactional	4,049	6,505	21,005	46,835

NET REVENUE	7,836	13,660	40,026	69,089

OPERATING EXPENSES
Cost of media-third party	4,571	7,454	22,513	43,313
Product and distribution	6,308	2,056	20,193	10,559
Selling and marketing	813	1,291	4,038	8,386
General, administrative and other operating	1,544	4,143	9,083	14,706
Depreciation and amortization	671	587	1,644	3,698
Impairment of Goodwill	4,850	17,289	4,850	17,289

	18,757	32,820	62,321	97,951

LOSS FROM OPERATIONS	(10,921)	(19,160)	(22,295)	(28,862)

OTHER (INCOME) EXPENSE
Interest income and dividends	(2)	(5)	(10)	(72)
Interest expense	14	-	16	76
Other (income) expense	(1,603)	(10)	(1,690)	(5)

	(1,591)	(15)	(1,684)	(1)

LOSS BEFORE TAXES AND EQUITY IN LOSS OF INVESTEE	(9,330)	(19,145)	(20,611)	(28,861)

INCOME TAXES	(1,275)	4,976	(1,067)	640

EQUITY IN INCOME OF INVESTEE, AFTER TAX	109	(173)	183	(59)

NET LOSS	(8,164)	(23,948)	(19,727)	(29,442)

LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST, AFTER TAX	-	-	-	28

NET LOSS ATTRIBUTABLE TO ATRINSIC, INC	$(8,164)	$(23,948)	$(19,727)	$(29,470)

NET LOSS ATTRIBUTABLE TO ATRINSIC, INC PER SHARE
Basic	$(1.33)	$(4.60)	$(3.62)	$(5.71)
Diluted	$(1.33)	$(4.60)	$(3.62)	$(5.71)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	6,141,182	5,210,333	5,448,366	5,162,232
Diluted	6,141,182	5,210,333	5,448,366	5,162,232

All outstanding share and per share amounts have been retroactively restated to reflect the December 2010 1-for-4 reverse stock split

ATRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31,
(Dollars in thousands, except per share data)

	2010	2009

Subscription	$19,021	$22,254
Transactional	21,005	46,835

REVENUE	40,026	69,089

OPERATING EXPENSES
Cost of media-third party	22,513	43,313
Product and distribution	20,193	10,559
Selling and marketing	4,038	8,386
General, administrative and other operating	9,083	14,706
Depreciation and amortization	1,644	3,698
Impairment of Goodwill and Intangible Assets	4,850	17,289

	62,321	97,951

LOSS FROM OPERATIONS	(22,295)	(28,862)

OTHER (INCOME) EXPENSE
Interest income and dividends	(10)	(72)
Interest expense	16	76
Other (income) expense	(1,690)	(5)

	(1,684)	(1)

LOSS BEFORE TAXES AND EQUITY IN LOSS OF INVESTEE	(20,611)	(28,861)

INCOME TAXES	(1,067)	640

EQUITY IN LOSS (INCOME) OF INVESTEE, AFTER TAX	183	(59)

NET LOSS	(19,727)	(29,442)

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST, AFTER TAX	-	28

NET LOSS ATTRIBUTABLE TO ATRINSIC, INC	$(19,727)	$(29,470)

NET LOSS PER SHARE ATTRIBUTABLE TO ATRINSIC COMMON STOCKHOLDERS
Basic	$(3.62)	$(5.71)
Diluted	$(3.62)	$(5.71)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	5,448,366	5,162,232
Diluted	5,448,366	5,162,232

All outstanding share and per share amounts have been retroactively restated to reflect the December 2010 1-for-4 reverse stock split

ATRINSIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,
(Dollars in thousands)

	2010	2009

Cash Flows From Operating Activities
Net loss	$(19,727)	$(29,442)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Allowance for doubtful accounts	(233)	1,991
Depreciation and amortization	1,644	3,698
Impairment of goodwill and intangible assets	4,850	17,289
Stock-based compensation expense	1,113	857
Stock based consulting expense	12	40
Impairment of investment in Mango Networks	-	225
Deferred income taxes	(1,539)	3,651
Equity in loss (income) of investee	183	(108)
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	3,202	6,686
Prepaid income tax	3,968	(1,617)
Prepaid expenses and other current assets	1,990	(359)
Accounts payable	(1,789)	(937)
Other, principally accrued expenses	(4,924)	(4,989)
Net cash (used in) operating activities	$(11,250)	$(3,015)

Cash Flows From Investing Activities
Cash received from investee	720	1,940
Cash paid to investees	-	(914)
Proceeds from sales of marketable securities	-	4,242
Business combinations	-	(1,740)
Acquisition of loan receivable	-	(480)
Capital expenditures	(41)	(682)
Net cash provided by investing activities	$679	$2,366

Cash Flows From Financing Activities
Repayments of notes payable	-	(1,750)
Liquidation of non-controlling interest	-	(288)
Return of investment - noncontrolling interest	-	138
Purchase of common stock held in treasury	(9)	(939)
Net cash used in financing activities	$(9)	$(2,839)

Effect of exchange rate changes on cash and cash equivalents	(14)	(9)

Net Decrease In Cash and Cash Equivalents	(10,594)	(3,497)
Cash and Cash Equivalents at Beginning of Year	16,913	20,410
Cash and Cash Equivalents at End of Year	$6,319	$16,913

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$(8)	$(76)
Cash refunded for taxes	$3,458	$867
Extinguishment of loan receivable in connection with business combination	$-	$480
Common stock issued for extinguishment of loan receivable in connection with business combination	$-	$155
Common stock issued in connection with asset purchase and business combination	$1,373	$600